Exhibit 23.2

                     [Letterhead of PricewaterhouseCoopers]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Supplement to the Prospectus which is a part of the Registration Statement on Form S-3 (No. 333-33237) dated October 2, 1997 of Golden Star Resources Ltd. of our report dated September 11, 1998, relating to the financial statements of Bogoso Gold Limited (formerly Billiton Bogosu Gold Limited), which are included in this Supplement. We also consent to the reference to us under the heading "Experts" in such Supplement.

/s/ PricewaterhouseCoopers
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PricewaterhouseCoopers
Chartered Accountants
Accra, Ghana
August 23, 1999